Exhibit 3.210

State of Delaware Secretary of State Division of Corporations Delivered 06:25 PM 05/02/2007 FILED 06:25 PM 05/02/2007 SRV 070511295 - 4345825 FILE

CERTIFICATE OF FORMATION

OF

STRUCTURE HOUSE ACQUISITION, LLC

This certificate of formation of STRUCTURE HOUSE ACQUISITION, LLC (the “Company”) is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

FIRST:	The name of the company is:

Structure House Acquisition, LLC

SECOND:     The address of the registered office of the Company in Delaware is 160 Greentree Dr., Suite 101, in the City of Dover, 19904, County of Kent, and its registered agent at such address is NATIONAL REGISTERED AGENTS, INC.

IN WITNESS WHEREOF, the undersigned, being the individual forming the Company, has executed, signed and acknowledged this Certificate of Formation this 2nd day of May, 2007

/s/ Nathaniel Weiner
Nathaniel Weiner
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 01:47 PM 10/10/2007 FILED 01:48 PM 10/10/2007 SRV 071101563 - 4345825 FILE

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

OF

STRUCTURE HOUSE ACQUISITION, LLC

STRUCTURE HOUSE ACQUISITION, LLC (hereinafter called the “Company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

1. The name of the limited liability company is STRUCTURE HOUSE ACQUISITION, LLC.

2. The certificate of formation of the Company is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

ARTICLE FIRST: The name of the company is: STRUCTURE HOUSE, LLC.

Executed on this 9th day of October, 2007.

/s/ Nathaniel Weiner
Nathaniel Weiner
Authorized Person

Delaware Domestic Limited Liability Company

Certificate of Amendment 1/96 - 1